Exhibit 2.(iii)



                          AMENDMENT
                             TO
            LEASED EQUIPMENT PURCHASE AGREEMENTS
                             AND
                  ASSET PURCHASE AGREEMENT
             __________________________________


     This Amendment to Leased Equipment Purchase Agreement and Asset Purchase Agreement ("this Amendment") is made this 13th day of August, 1997, by and among Union Equipment, Inc. ("Union Equipment"), Southeastern Utility Company ("Southeastern"), Stewart Kniff ("Kniff"), Sub-Surface Construction Co. ("Seller") and SEMCO Energy Construction Co. ("Buyer"), to amend the Leased Equipment Purchase Agreements and the Asset Purchase Agreement ("the Agreements") entered into between the parties on August 9, 1997.

     Union Equipment, Southeastern, Kniff, Seller and Buyer agree that Section 10 of the Leased Equipment Purchase Agreements and Section 14 of the Asset Purchase Agreement are amended to clarify and provide that the liability of all Seller Parties to Buyer under the indemnity provisions contained in Sections 10 of the Leased Equipment Purchase Agreements and Section 14 of the Asset Purchase Agreement is joint and several, and that any damages actually incurred by Buyer under the Agreements shall be aggregated for purposes of the Twenty-five Thousand Dollar ($25,000.00) basket and the maximum liability of all Seller Parties of One Million Five Hundred Forty Thousand Dollars ($1,540,000.00).

     IN WITNESS OF WHICH, each of the parties has executed and delivered this Amendment this 13th day of August, 1997.

                              UNION EQUIPMENT, INC.

                              By Stewart Kniff
                              Its President

                              SOUTHEASTERN UTILITY COMPANY

                              By Stewart Kniff
                              Its Vice President

                              SEMCO ENERGY CONSTRUCTION CO.

                              By L. L. Sherman
                              Its President

                              SUB-SURFACE CONSTRUCTION CO.

                              By Stewart Kniff
                              Its President

                              Stewart Kniff